AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement"), is made this 24th day of October, 2002, by and between Nor-Tex Distributing, Inc. Acquisition Corp., a Texas corporation ("Nor-Tex"), and Southwest Mortgage Corp., a Delaware corporation ("SMC") (the two corporate parties hereto being sometimes collectively referred to as the "Constituent Corporations"),

                              W I T N E S S E T H :

         WHEREAS,  the  proposed  merger  of  Nor-Tex  with  and  into  SMC (the
"Merger") is being effected pursuant to Nor-Tex's Amended Joint Plan of Reorganization (the "Plan") dated August 21, 2000 as confirmed by order of the United States Bankruptcy Court for the Northern District of Texas, Dallas Division on September 27, 2000 in jointly administered Case No. 00-30768-BJH-11;

         WHEREAS, Nor-Tex has been authorized to effect the Merger in accordance with the corporate laws of its state of incorporation;

         WHEREAS,  the  Merger has been  authorized  by SMC in  accordance  with
Section 252 of the Delaware General Corporation Law;

         WHEREAS, under the Plan, all of Nor-Tex's outstanding securities were cancelled and certain of Nor-Tex's creditors are entitled to receive shares of its common stock or the common stock of Nor-Tex's successor; and

         WHEREAS, in this regard, SMC will issue shares of its common stock to such persons and entities in accordance with the Plan after the Merger;

         NOW, THEREFORE, the Constituent Corporations do hereby agree to merge on the terms and conditions herein provided, as follows:

                                    ARTICLE I
                                     Merger

         1.1 Agreement to Merge. The parties to this Agreement agree to effect the Merger herein provided for, subject to the terms and conditions set forth herein.

         1.2 Effective Time of the Merger. The Merger shall be effective upon the acceptance for filing of (i) the Articles of Merger with the Secretary of State of Texas and (ii) the Certificate of Merger with the Secretary of State of Delaware. The date and time the Merger becomes effective is referred to as the "Effective Time of the Merger."

         1.3 Surviving Corporation. Upon the Effective Time of the Merger, Nor-Tex shall be merged with and into SMC, and SMC shall be the surviving corporation, governed by the laws of the State of Delaware (hereinafter sometimes called the "Surviving Corporation").

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         1.4 Certificate of Incorporation and Bylaws. Upon the Effective Time of
the Merger, the Certificate of Incorporation and Bylaws of SMC in effect immediately prior to the Effective Time of the Merger shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, subject always to the right of the Surviving Corporation to amend its Certificate of Incorporation and Bylaws in accordance with the laws of the State of Delaware and the provisions of its Certificate of Incorporation and Bylaws.

         1.5 Directors and Officers. The directors and officers of SMC in office at the Effective Time of the Merger shall be and constitute the directors and officers of the Surviving Corporation, each holding the same office and/or directorship in the Surviving Corporation as they held in SMC for the terms elected and/or until their respective successors shall be elected or appointed and qualified or until their sooner death, resignation or removal.

         1.6 Effect of the Merger. On and after the Effective Time of the Merger, subject to the terms and conditions of this Agreement, the separate existence of Nor-Tex shall cease, the separate existence of SMC, as the Surviving Corporation, shall continue unaffected by the Merger, except as expressly set forth herein, and the Surviving Corporation shall succeed, without further action, to all the properties and assets of Nor-Tex of every kind, nature and description and to Nor-Tex's business as a going concern. The Surviving Corporation shall also succeed to all rights, title and interests in any real or other property owned by Nor-Tex without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens thereon. All liabilities and obligations of Nor-Tex that were not discharged in accordance with the terms of the Plan shall become the liabilities and obligations of the Surviving Corporation and any proceedings pending against Nor-Tex that were not discharged in accordance with the terms of the Plan will be continued as if the Merger had not occurred.

         1.7 Further Assurances. Nor-Tex hereby agrees that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action and give such assurances as the Surviving Corporation, its successors or assigns may deem necessary or desirable in order to evidence the transfer, vesting of any property, right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Article I and otherwise to carry out the intent and purposes thereof.

         SMC, as the Surviving Corporation, agrees that it will pay to any dissenting stockholder of SMC, in accordance with any applicable provisions of the laws of Delaware, such amount as such dissenting stockholder shall be entitled to receive under applicable law as a dissenting stockholder.



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

                                   ARTICLE II
                  Capital Stock of the Constituent Corporations

         2.1 Nor-Tex Capital Stock. By virtue of the Plan and without any action on the part of Nor-Tex, HCC or the holders of any of the common stock of Nor-Tex ("Nor-Tex Common Stock"), each share of Nor-Tex Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be cancelled without any merger consideration therefore and shall no longer be outstanding.

         2.2 Outstanding SMC Capital Stock. Each share of the common stock, $.0001 par value, of SMC (the "SMC Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger shall continue unchanged and remain issued and outstanding and shall be retained by the stockholders of SMC immediately prior to the Effective Time of the Merger as shares of the Surviving Corporation.

         2.3 Right to Receive SMC Capital Stock. Upon the Effective Time of the Merger, by virtue of the Merger and without any action on the part of Nor-Tex or SMC, each share of Nor-Tex Common Stock that persons and entities are entitled to receive in accordance with the Plan shall be converted into the right to receive one fully paid and nonassessable share of SMC Common Stock.

         2.4 Issuance of SMC Common Stock. Following the Effective Time of the Merger, SMC shall issue shares of SMC Common Stock in accordance with the Plan.

         2.5 Dissenting Shares. Each share of SMC Common Stock issued and outstanding immediately prior to the Effective Time of Merger not voted in favor of the Merger and the holder of which has given written notice of the exercise of dissenter's rights as required by applicable law is herein called a "Dissenting Share." Dissenting Shares shall not be converted into or represent the right to receive the merger consideration pursuant to this Agreement and shall be entitled only to such rights as are available to such holder pursuant to applicable law unless the holder thereof shall have withdrawn or forfeited his dissenter's rights. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the provisions of applicable law. If any holder of Dissenting Shares shall effectively withdraw or forfeit his dissenter's rights under applicable law, such Dissenting Shares shall be converted into the right to receive the merger consideration in accordance with this Agreement.

                                   ARTICLE III
                            Termination and Amendment

         3.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger by the mutual written consent of the Boards of Directors of Nor-Tex and SMC



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

         3.2 Consequences of Termination. In the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 3.1 hereof, this Agreement shall be of no further force or effect.


         3.3 Modification, Amendment, etc. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefits thereof, and this Agreement may be modified or amended at any time to the full extent permitted by all applicable corporate laws. Any waiver, modification or amendment shall be effective only if reduced to writing and executed by the duly authorized representatives of the Constituent Corporations.

                                   ARTICLE IV
                                     General

         4.1 Expenses. The Surviving Corporation shall pay all expenses of carrying this Agreement into effect and accomplishing the Merger herein provided for.

         4.2 Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

         4.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original instrument, and all such counterparts together shall constitute only one original.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by an officer duly authorized thereunto as of the date first above written.

                                    NOR-TEX DISTRIBUTING, INC. ACQUISITION CORP.



                                    By: /s/ TIMOTHY P. HALTER
                                       -----------------------------------------
                                       TIMOTHY P. HALTER,
                                       President


                                    SOUTHWEST MORTGAGE CORP.


                                    By: /s/ PAUL INTERRANTE
                                       -----------------------------------------
                                       PAUL INTERRANTE,
                                       President







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